                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
                         INVESCO HIGH INCOME TRUST II

An Annual Meeting ("Meeting") of Shareholders of Invesco High Income Trust II (the "Fund") was held on August 29, 2014. The Meeting was held for the following purposes:

(1). Elect four Class I Trustees by the holders of Common Shares of the Fund, each of whom will serve until the later of the Fund's annual meeting of shareholders in 2016 or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                        Votes    Votes   Votes
Matter                                                   For    Against Abstain
------                                                --------- ------- -------
(1). Albert R. Dowden................................ 6,880,626 358,228 88,047
     Dr. Prema Mathai-Davis.......................... 6,887,620 346,024 93,257
     Hugo F. Sonnenschein............................ 6,873,184 363,433 90,284
     Raymond Stickel, Jr............................. 6,884,150 353,327 89,424

(2). Elect five Class II Trustees by the holders of Common Shares of the Fund, each of whom will serve until the later of the Fund's annual meeting of shareholders in 2017 or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                        Votes    Votes   Votes
Matter                                                   For    Against Abstain
------                                                --------- ------- -------
(2). David C. Arch................................... 6,897,176 340,668 89,057
     Frank S. Bayley................................. 6,878,541 360,559 87,801
     Dr. Larry Soll.................................. 6,883,447 353,966 89,488
     Philip A. Taylor................................ 6,881,002 350,953 94,946
     Suzanne H. Woolsey.............................. 6,837,452 400,802 88,647

(3). Elect five Class III Trustees by the holders of Common Shares of the Fund, each of whom will serve until the later of the Fund's annual meeting of shareholders in 2015 or until a successor shall have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                        Votes    Votes   Votes
Matter                                                   For    Against Abstain
------                                                --------- ------- -------
(3). James T. Bunch.................................. 6,867,471 363,266 96,164
     Bruce L. Crockett............................... 6,875,758 355,032 96,111
     Rodney F. Dammeyer.............................. 6,857,091 372,055 97,755
     Jack M. Fields.................................. 6,883,749 347,418 95,734
     Martin L. Flanagan.............................. 6,897,635 335,935 93,331